Exhibit 10.1

LEASE AGREEMENT FACING PAGE

LEASE DATE:	April 15, 2005

LANDLORD:	John J. Gogian Jr. Revocable Trust of 1983, dated April 18, 1983
NAME:	c/o Benson-Price Commercial, Inc., Landlord’s management agent
ADDRESS:	P.O. Box 25069
Colorado Springs, CO 80936

TENANT:	Real Time Logic, Inc.
NAME:	Sean Conway, Chief Operating Officer
ADDRESS:	1042 Elkton Drive
Colorado Springs, CO 80907

GUARANTORS (see Rider #1):	None

USE OF PREMISES:	General offices & warehouse

SQUARE FEET:	28,663 +/-

LEASED PREMISES:	1036A – 1046 & 975 Elkton Drive, Colorado Springs, Colorado, see rider #3

UNIT DESIGNATION:	1042 Elkton Drive, Colorado Springs, Colorado

Garden of the Gods Industrial Park located in the City of Colorado Springs, County of El Paso, State of Colorado (the “Building”).

POSSESSION DATE:	January 1, 2006, Tenant is currently in possession of premises

COMMENCEMENT DATE:	January 1, 2006

TERMINATION DATE:	December 31, 2006

LEASE PERIOD:	One (1) Year

BASE RENT:

Period	Annual	Monthly
Year 1	$315,293.00	$26,274.42

SECURITY DEPOSIT:	See rider #4

PARKING:	NON-RESERVED BASIS

THIS LEASE AGREEMENT FACING PAGE, together with the General Lease Provision and any Riders, Exhibits, Schedules, and Lease Guaranties attached hereto and initialed by the parties, shall constitute the Lease between the Tenant described above, as Tenant, and the Landlord described above, as Landlord, for the Premises described above, made and entered into as of the Lease Date specified above.

Schedules and Riders attached:

~~Rider #1~~	~~Lease Guaranty~~
Rider #2	Acknowledgement of Modification of Commencement Date
Rider #3	Tenant Premises
Rider #4	Additional Provisions
Rider #5	Rules & Regulations

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INDEX

Rev. 4.00

Lease Agreement Facing Page

GENERAL LEASE PROVISIONS

Section
The Leased Premises	1
Definitions	2
Term of Lease	3

TENANT COVENANTS

Base Rent	4
Commencement and Conduct of Business	5
Business Taxes, etc.	6
Additional Rent	7
Bulbs, Tubes Ballasts	8
Meters	9
Use of Electricity	10
Tenant Repair and Maintenance	11
Assignment and Subletting	12
Master Declaration of Protective Covenants	13
Use of Leased Premises	14
Tenant’s Insurance	15
Cancellation of Insurance	16
Observance of Law	17
Waste and Nuisance	18
Entry by Landlord	19
Exhibiting Premises	20
Alterations	21
Glass	22
Signs, Drapes, Shutters and Banners	23
Name of Building	24
Subordination and Attornment	25
Acceptance of Premises	26
Estoppel Certificates	27

LANDLORD’S COVENANTS

Quiet Enjoyment	28
Services	29
Repair and Maintenance by Landlord	30
Landlord’s Insurance	31
Condemnation	32
Loss and Damage	33
Delays	34
Default	35
Remedies of Landlord	36
End of Term	37
Transfer by Landlord	38
Notice	39
Governing Law	40
Payment in U.S. Currency/Certified Funds	41
Lease Entire Agreement	42

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Binding Effect	43
Security Deposit	44
Interpretation	45
Severability	46
Captions	47
Recording - Short Form Memo	48
Non-Waiver of Defaults/Landlord’s Default	49
Certain Impositions	50
Environmental Matters	51
Disabilities Laws	52
Security	53

Signature Page
Lease Guaranty	Rider 1
Acknowledgement of Modification of Commencement Date	Rider 2
Tenant Premises	Rider 3
Additional Provisions	Rider 4
Rules & Regulations	Rider 5

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GENERAL LEASE PROVISIONS

1. THE LEASED PREMISES

In consideration of the rent and the covenants and agreements hereinafter made on the part of the Tenant to be paid, observed, and performed, the Landlord has demised and leased and by these presents does demise and lease to the Tenant, the Leased Premises described on the Lease Agreement Facing Page attached hereto and outlined in Rider #3 the Tenant Premises attached hereto and forming a part hereof, but excluding therefrom any part of the exterior face of the Building, together with the right of the Tenant, in common with the Landlord, its other tenants, subtenants, and invitees thereof, to the nonexclusive use of the Building grounds and parking area.

2. DEFINITIONS

In this Lease the following terms or words shall have the following meanings:

(a) The terms appearing on the Lease Agreement Facing Page attached hereto shall have the meanings stated thereupon.

(b) “Herein”, “hereof”, “hereunder”, “hereto”, “hereinafter”, and similar expressions refer to this Lease and not to any particular paragraph, section, or other portion thereof unless the context otherwise specifies.

(c) “Business Day” means all of the days of each week unless such day is a holiday.

(d) “Commencement Date” means the date so designated on the Lease Agreement Facing Page attached hereto, or the date identified by the Landlord when the Landlord notifies the Tenant that the Leased Premises are ready for occupancy, whichever last occurs; however, if the Commencement Date has not occurred within six (6) months from the date of this Lease, then this Lease shall be null and void and Landlord and Tenant shall be released from all further obligations under this Lease. If the Commencement Date is different than the date designated on the Lease Agreement Facing Page then Landlord and Tenant shall execute a written acknowledgment modifying the date of Commencement and shall attach it to this Lease as RIDER #2. Unless otherwise set forth in the Lease, Tenant’s obligations to pay rent and related charges begin on the Commencement Date. If Tenant takes possession of or otherwise occupies the Leased Premises prior to the Commencement Date, whether in whole or in part, or whether part time or full time, the Commencement Date shall be deemed to be such date of possession or occupancy.

(e) “Normal Business Hours” means the hours from 8:00 a.m. to 6:00 p.m. on Business Days.

(f) “Term” means the time in the Lease Period set forth on the Lease Agreement Facing Page attached hereto, to be computed from 8:00 o’clock a.m. on the Commencement Date and expiring at 5:00 o’clock p.m. on the last day of such Lease Period.

(g) “Rent” as the term is used throughout this Lease shall denote the “Base Rent”, as is hereinafter defined, and all other financial obligations of the Tenant hereunder which are herein described as “Additional Rental” or “Additional Rent.”

(h) “Real Property” as the term is used throughout this Lease shall designate the total parcel of real property owned by the Landlord upon which the Building and the Leased Premises are located.

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3. TERM OF LEASE

Tenant shall have the right to have and hold the Leased Premises for and during the Term subject to the payment of the Base Rent and the Additional Rent and the full and timely performance by Tenant of the covenants and conditions hereinafter set forth.

TENANT COVENANTS

Tenant covenants and agrees with the Landlord as follows:

4. BASE RENT

As of the Commencement Date, Tenant covenants and agrees to timely pay without notice, deduction, off-set or abatement to the Landlord at the Building, or such other address as Landlord may notify Tenant of in writing, yearly and every year during the Term hereof, the Rent in lawful money of the United States. Base Rent is payable in the monthly installments set forth on the Lease Agreement Facing Page attached hereto; Additional Rent is payable pursuant to the terms of Paragraph 7 hereof. Rent is due and shall be paid in advance on or before the first (1st) day of each month during the term hereof. Rent is considered late and Tenant shall be in default if rent is received after 5:00 o’clock p.m. on the fifth (5th) day of the month. A penalty of fifty dollars ($50.00) per day will be assessed on any sums due under the lease which are received after the fifth (5th) day of the month. In the event that Landlord is required to post a 3-day notice for non-payment of rent or for any other breach of the Lease, Tenant shall pay to Landlord an administrative fee of $250.00 and attorneys fees of $250.00 (total of $500.00) together with any other sums due as an essential part of the cure of default. If the Term hereof commences on any day other than the first day or expires on any day other than the last day of the month, Rent for the fraction of a month at the commencement and at the end of the Term shall be adjusted pro rata on a per diem basis, and all succeeding installments of Base Rent shall be paid on the first (1st) day of each month during the term hereof. Should Tenant be in default, Landlord may collect $50.00 per day penalty under this provision or 18% interest under Paragraph 36, whichever is greater. Any rent check returned for insufficient funds shall constitute an event of default, and Tenant must cover said check with certified funds plus the penalty contained herein. Landlord may also seek additional relief as provided by law.

5. COMMENCEMENT AND CONDUCT OF BUSINESS

Tenant shall commence its business in the Leased Premises on the Commencement Date and hereafter shall operate its business in the entire Leased Premises in accordance with Paragraph 14 in a reputable manner and in compliance with the provisions of this Lease and the requirements of all applicable governmental laws and during Business Days during the Term hereof, provided that nothing in this Section shall require the Tenant to carry on business during any period prohibited by any law or ordinance regulating or limiting the hours during which such business may be carried on.

6. BUSINESS TAXES, ETC.

6.1 Tenant shall fully and timely pay all business and other taxes, separately metered utility charges, other charges, rates, duties, assessments and license fees levied, imposed, charged, or assessed against or in respect of the Tenant’s occupancy of the Leased Premises or in respect of the personal property, trade fixtures, furniture and facilities of the Tenant or the business or income of the Tenant on and from the Leased Premises, if any, as and when the same become due, and shall indemnify and hold Landlord harmless from and against all payment of such taxes, charges, rates, duties, assessments, and license fees and against all loss, costs, charges, and expenses occasioned by or arising from any and all such taxes, rates, duties, assessments, and license fees.

6.2 Tenant shall promptly deliver to Landlord for inspection at Landlord’s option upon written request of Landlord, receipts for payment of all taxes, charges, rates, duties,

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assessments, and licenses in respect to all improvements, equipment, and facilities of the Tenant on or in the Leased Premises which were due and payable up to one (1) year prior to such request and in any event to furnish to the Landlord if requested by the Landlord, evidence satisfactory to the Landlord of any such payments. Landlord shall have no obligation hereunder or otherwise to make or monitor the making of such payments.

7. ADDITIONAL RENT

7.1 Real Estate Taxes and Operating Costs:

(a) Tenant shall pay to the Landlord as Additional Rent both a pro rata portion of the “Real Estate Taxes”, as said term is hereinafter defined, and a portion of the Operating Costs as said term is hereinafter defined. In determining the Tenant’s share of any such Additional Rent, such amount shall be a fraction, the numerator of which shall be the area of the Leased Premises and the denominator of which shall be the total rentable space in the Building. For purposes of this Lease, and unless and until there is physical change in the size of the Leased Premises and/or the rentable space in the Building, the Tenant’s proportional share shall be deemed to be 22% +/- (“Tenants Proportional Share”). Tenant accepts the figures used by the Landlord for the area of the Leased Premises, the total rentable space in the Building, and Tenant’s proportional share, and waives any right to dispute these figures in the future.

(b) Real Estate Taxes

(i) “Real Estate Taxes” shall mean and include all general and special taxes, assessments, dues, duties, and levies charged and levied upon or assessed against the Building, the land upon which it is located, any improvements situated on the Real Property, any leasehold improvements, fixtures, installations, additions, and equipment used in the maintenance or operation of the Building whether owned by Landlord or Tenant, not paid directly by the Tenant. Further, if at any time during the Term of this Lease the method of taxation of real estate prevailing at the time of execution hereof shall be or has been altered so as to cause the whole or any part of the taxes now or hereafter levied, assessed, or imposed upon real estate to be levied, assessed, or imposed upon Landlord wholly or partially as a capital levy or otherwise, or on or measured by the rents therefrom, then such new or altered taxes attributable to the Leased Premises shall be deemed to be included within the term “Real Estate Taxes” for purposes of this Section, save and except that such shall not be deemed to include any increase in said tax not attributable to the Building.

(ii) The amount of Real Estate Taxes attributed to the Leased Premises for any year or portion of year shall be the amount of such taxes multiplied by Tenant’s Proportional Share.

(c) Operating Costs

(i) The term “Operating Costs” means the total amounts paid or payable whether by the Landlord or others on behalf of the Landlord in connection with the ownership, maintenance, repair and operation of the Building, including without limiting the generality of the foregoing, the purchase of steam or other energy for heating or other purposes, the amount paid or payable for all electricity furnished by the Landlord to the Building, the amount paid or payable for replacement of electric light bulbs, tubes and ballasts; the amount paid or payable for all hot and cold water (other than that paid by Tenants), the amount paid or payable for all labor and/or wages and other payments including costs to Landlord or workman’s compensation and disability insurance, payroll taxes, welfare and fringe benefits made to janitors, caretakers, and other employees, contractors and subcontractors of the Landlord (including but not limited to salary or wages of the building manager) involved in the operation, maintenance, and repair of the Building, managerial and administrative expenses related to the Building, the total charges of any independent contractors employed in the repair, care, operation, maintenance, and cleaning of the Building, the amount paid or payable for all supplies including all supplies and necessities which are occasioned by everyday wear and tear, the costs of climate control, window and exterior wall cleaning, roof repairs, telephone and utility costs,

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the cost of accounting services necessary to compute the rents and charges payable by tenants of the Building, fees for management, legal, accounting, inspection and consulting services, travel of ownership to the property, the cost of guards and other protection services, the cost of locks, keys, alarms and related security equipment, payments for general maintenance and repairs to the plant and equipment supplying, the amount paid for premiums for all insurance and all amounts payable in accordance with ground leases, easements, or right of way appurtenant to the Building. Operating Costs shall not, however, include interest on debt, capital improvements (which includes structural, roof replacement and parking lot overlay), capital retirement of debt, depreciation, costs properly chargeable to capital account, and costs directly charged by the Landlord to any tenant or tenants. The reference to “Building” in this subparagraph (c)(i) shall include all related facilities including interior Lease Premises, sidewalks, grounds, elevators, and other public areas contained in and around the Building as well as landscaping, parking areas, and exterior walkways and areas. By setting forth the above items which may or could be included within Operating Costs, it is not meant to indicate or imply that all of such activities or services will be provided by the Landlord.

(ii) The amount of Operating Costs attributed to the Leased Premises for any year or portion of year shall be the amount of such Operating Costs multiplied by Tenant’s Proportional Share.

(d) If only part of the first or final calendar year is included within the Term, the amount of Real Estate Taxes and Operating Costs payable by the Tenant for such period shall be estimated by the Landlord acting reasonably and adjusted proportionately on a per diem basis and shall be payable upon demand as soon as such amount has been ascertained by the Landlord. In the event of assignment, no new assignee-tenant may dispute Landlord’s determination or calculation of expenses prior to the date of assignment.

7.2 Payment of Additional Rent

Any Additional Rent payable by the Tenant under Section 7.1 hereof shall be paid as follows, unless otherwise provided:

(a) During the Term, the Tenant shall pay to the Landlord at the same time as the payment of the Base Rent, one twelfth (1/12th) of the amount of such Additional Rentals as estimated by the Landlord in advance acting reasonably to be due from the Tenant for a twelve month period of time. Such estimate may be adjusted from time to time by the Landlord as actual Real Estate Taxes and Operating Costs become known, and the Tenant shall pay installments of Additional Rentals according to such estimate as periodically adjusted.

(b) If the aggregate amount of such estimated Additional Rental payments made by the Tenant in any year of the Term should be less than the Additional Rentals due for such year of the Term, then the Tenant shall pay to the Landlord as Additional Rental upon demand, the amount of such deficiency. Similarly, if the aggregate amount of such estimated Additional Rental payments made by the Tenant in any year of the Term should be more than the Additional Rentals due for such year of the Term, then such surplus shall be credited to future Additional Rent due and owing in the next subsequent year.

(c) Notwithstanding the foregoing, if the Landlord is required to pay an amount which it is entitled to collect from the tenants of the Building more frequently than monthly, or if the Landlord is required to prepay any such amount, the Tenant shall pay to the Landlord its proportionate share of such amount calculated in accordance with this Lease within ten (10) days from receipt of written demand.

(d) The Landlord shall, within ninety (90) days after the end of each calendar year (or as soon thereafter as possible reasonable), provide the Tenant a statement of the actual Real Estate Taxes and Operating Costs incurred for the previous calendar year, certified by the Landlord as to its accuracy. If the Tenant wishes to dispute the Landlord’s determination or calculation of such expenses for any calendar year, the Tenant shall give the Landlord written

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notice of such dispute within thirty (30) days after receipt of notice from the Landlord of the matter giving rise to the dispute. If the Tenant does not give the Landlord such notice within such time, the Tenant shall have waived its right to dispute such determination or calculation. In the event the Tenant disputes any such determination or calculation, the Tenant shall have the right to inspect the Landlord’s accounting records at the Landlord’s accounting office and if, after such inspection, the Tenant still disputes such determination or calculation, a certification as to the proper amount made by an independent certified public accountant selected by the Landlord shall be final and conclusive. The Tenant agrees to pay the costs of such certification. If such certification reveals that the amount previously determined and calculated by the Landlord was incorrect and improper, a correction shall be made and either the Landlord shall promptly return to the Tenant any overpayment or the Tenant shall promptly pay to the Landlord any underpayment that was based on such incorrect amount. Notwithstanding the pendency of any dispute hereunder, the Tenant shall make payments based upon the Landlord’s then current determination and calculation until such determination and calculation has been established hereunder to be incorrect.

8. BULBS, TUBES, BALLASTS

Tenant shall make any replacement of electric light bulbs, tubes, and ballasts in the Leased Premises throughout the term and any renewal thereof. The Landlord, in its sole discretion, may adopt a system of relamping and reballasting periodically on a group basis in accordance with good practice

9. METERS

Tenant shall pay as Additional Rental, on demand, the cost of any metering which may be required by the Landlord to measure any excess usage of electricity, water, or other utility or energy.

10. USE OF ELECTRICITY

10.1 Tenant’s use of electricity in the Leased Premises shall be separately metered and paid by Tenant to the supplying utility of the Landlord’s discretion.

10.2 If, for any reason, electricity is not separately metered to Tenant, Landlord shall reasonably apportion Tenant’s share of electrical usage and Tenant shall pay the cost thereof as Additional Rent on the dates for payment of Base Rent occurring after billing of Tenant therefore by Landlord.

11. TENANT REPAIR AND MAINTENANCE

11.1 If the Building, boilers, engines, pipes, or other apparatus, or members or elements of the Building (or any of them) used for the purpose of climate control of the Building, or if the water pipes, drainage pipes, electrical lighting, or other equipment of the Building or the roof or outside walls of the Building or Real Property of Landlord become damaged or are destroyed through any act or omission of the Tenant, its servants, agents, employees, or its invitees, then the cost of the necessary repairs, replacements, or alterations, shall be borne by the Tenant who shall pay such cost to Landlord within ten (10) days from receipt of written demand thereof, except to the extent such costs are reimbursed by insurance.

11.2 Tenant shall keep the Leased Premises in as good order, condition, and repair as when they were entered upon, except for reasonable wear and tear Tenant shall vacuum all carpets weekly and clean all carpets annually. Tenant shall be responsible for the cost of any repair, replacement or alteration of ceiling tile, water pipes, sinks, toilets, plumbing, drainage pipes, electrical wiring, electrical outlets, lighting, climate control, doors, locks (interior and exterior), door hardware, interior walls and flooring, roof if penetrated by tenant as set forth in Section 30 or any portion of the Leased Premises. If Tenant fails to keep the Leased Premises in such good order, condition, and repair as required hereunder to the satisfaction of Landlord,

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Landlord may restore the Leased Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s property or business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord the costs of restoring the Leased Premises to such good order and condition and of the making of such repairs, within ten (10) days from receipt of written demand thereof.

11.3 Tenant shall deliver at the expiration of the Term hereof or sooner upon termination of the Term, the Leased Premises in the same condition as received except for reasonable wear and tear, and cause to be removed at Tenant’s expense furniture and equipment belonging to Tenant, signs, notices, displays, and the like from the Leased Premises and repair any damage caused by such removal.

11.4 In the event Landlord is responsible for cleaning service under this Lease, Tenant shall leave the Leased Premises at the end of each Business Day in a reasonably tidy condition for the purpose of allowing the cleaning service to perform adequately.

11.5 Landlord reserves the right to enter into contracts for preventive maintenance for all climate control and Tenant shall be responsible for said costs.

12. ASSIGNMENT AND SUBLETTING

12.1 Tenant shall not permit any part of the Leased Premises to be used or occupied by any persons other than the Tenant, any subtenants permitted under Section 12.2, and the employees of the Tenant and any such permitted subtenant, or permit any part of the Leased Premises to be used or occupied by any licensee or concessionaire, or permit any persons to be upon the Leased Premises other than the Tenant, such permitted subtenants, and their respective employees, customers, and others having the lawful business with them.

12.2 Tenant shall not assign or sublet or part with the possession of all or part of the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably or untimely (30 days) withheld; provided, however, that the use of the Premises by the sublessee or assignee shall be substantially the same as the use permitted by the Tenant, and provided that the Tenant shall: submit in writing to Landlord (a) the name and legal composition of the proposed subtenant or assignee; (b) the nature of the business proposed to be carried on in the Leased Premises; (c) the terms and provisions of the proposed sublease; (d) such reasonable financial and other information as the Landlord may request concerning the proposed subtenant or assignee; (e) assurances, adequate to the Landlord, of the future performance by the proposed subtenant or assignee under the Lease; (f) an initial payment of $500.00 to the Landlord to defray the expense of Landlord in reviewing the aforementioned material, to be paid along with the written request for assignment or subletting; (g) payment of all Landlord’s legal fees and related expenses incurred as a result of the assignment or subletting, to be paid at the execution of the assignment or sublease. No partial assignment or subletting of a portion of the Leased Premises shall be allowed. Any consent to any complete or full assignment or subletting shall not relieve the Tenant from its obligations for the payment of all rental due hereunder and for the full and faithful observance and performance of the covenants, terms and conditions herein contained. No term of assignment or subletting shall extend beyond the primary term of the lease, and any option periods under this Lease shall terminate with respect to any Tenant and any assignee or sublessee. Consent of the Landlord to an assignment or subletting shall not in any way be construed to relieve the Tenant from obtaining the consent of the Landlord to any further assignment or subletting, and shall not bind Landlord to provide any services or benefits to subtenant that Tenant had provided or committed to provide in writing or otherwise. Any violation of this subsection shall be a non-curable default which allows the Landlord the right to possession of the Premises and other rights of default against Tenant or anyone else occupying the Premises as set forth in Section 35, despite efforts by Tenant to cure. Any rent collected by Tenant from a sublessee in excess of the rate of rent under the Lease shall be the property of the Landlord. Landlord shall have the option, in its sole discretion, to demand that a sublessee pay rent directly to the Landlord. Any sublease shall be on a sublease form provided by the Landlord.

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12.3 If the Tenant is an entity other than an individual, the transfer of an interest in more than fifty percent (50%) of such entity (or in more than fifty percent (50%) of any type of equity security of such entity, i.e., preferred stock, any class of common stock) shall constitute an assignment for purposes of this Section, which assignment shall require the same approval and be subject to the same limitations pursuant to Section 12.2 as any other assignment. The rights and obligations described in this Section 12.3 shall be applicable regardless of whether the change in control occurs at one time or as a cumulative result of several changes in ownership. The Tenant shall, upon request of the Landlord, make available to the Landlord for inspection or copying or both, all books and records of the Tenant which alone or with other data show the applicability or inapplicability of this Section 12.3.

12.4 The proposed subtenant or assignee shall have at least three (3) years of experience in the management and/or operation of the business contemplated in the sublease or assignment of the Premises. Tenant shall provide satisfactory evidence of this experience to the Landlord. Or, in lieu of such actual experience, the proposed subtenant or assignee shall provide satisfactory evidence to Landlord that the proposed subtenant or assignee will hire as employees or independent contractors personnel competent to operate the business contemplated in the sublease or assignment of the Premises.

12.5 If any interest holder of the Tenant shall fail or refuse to furnish to the Landlord information or data requested by Landlord, verified by the affidavit of such interest holder or other credible person under Section 12.3 above, then such failure shall constitute an event of default under this Lease.

12.6 If Tenant desires to sublet the Leased Premises, Tenant shall offer Landlord the right to recapture any excess rent represented by the difference between the per-square-foot rental for the space then applicable pursuant to this Lease and the rental which Tenant proposes to obtain for the Leased Premises. Landlord, upon receipt of such notice, shall have the option, to be exercised within twenty (20) days from the date of the receipt of such notice, to recapture the excess rent or to terminate this Lease with the right to sublease to others, or anyone designated by Landlord. If Landlord exercises the option to terminate, Tenant shall be released of all further liability hereunder, from and after the effective date of such termination with respect to the Premises included therein. If Landlord does not exercise such option within such time, Tenant may thereafter assign this Lease or sublet the Premises involved, provided Landlord, pursuant to Section 12, consents thereto, but not later than ninety (90) days after delivery of the aforesaid notice unless a further notice is given.

13. MASTER DECLARATION OF PROTECTIVE COVENANTS

Tenant and employees and all persons visiting or doing business with the Tenant in the Leased Premises shall be bound by and shall observe the Master Declaration of Protective Covenants, if any.

14. USE OF LEASED PREMISES

14.1 Except as expressly permitted by prior written consent of the Landlord, the Leased Premises shall not be used other than as set forth on Lease Agreement Facing Page of this Lease, which use shall be non-exclusive. Tenant shall not engage in any activity which breaches the covenant of quiet enjoyment of any other tenant of Landlord. Landlord, in its sole discretion, may evict Tenant for breach of this provision. Landlord makes no representation or warranty to the Tenant regarding the occupancy or use of any lease space owned by the Landlord or leased to any other tenant. All use of the Leased Premises shall comply with the terms of this Lease and all applicable laws, ordinances, regulations, or other governmental ordinances from time to time in existence. Tenant shall not have more than one (1) person per two hundred and fifty (250) square feet of useable space occupying the premises.

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14.2 Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Leased Premises any articles which may be prohibited by any insurance policy in force time to time covering the Building. In the event the Tenant’s occupancy or conduct of business in or on the Leased Premises, whether or not the Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by the Landlord with respect to the Building, the Tenant shall pay any such increase in premiums as Additional Rental within ten (10) days after bills for such additional premiums shall be rendered by the Landlord in determining whether increased premiums are a result of the Tenant’s use or occupancy of the Leased Premises. A schedule issued by the organization computing the insurance rate shall be conclusive evidence of the several items and charges which make up such rate. The Tenant shall comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Leased Premises.

15. TENANT’S INSURANCE

15.1 Tenant shall maintain at its expense, in an amount equal to full replacement costs, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises. Tenant shall provide a Schedule of Personal Property to Landlord. Tenant shall make no claim of ownership for any personal property not appearing on the Schedule of Personal Property. Tenant shall maintain insurance coverage for business interruption, including relocation costs in the event of partial or total destruction of the Premises. In the event Tenant’s insurance coverage required by this Section is inadequate, Tenant shall bear all loss associated with the inadequacy, and Tenant shall make no claim against the insurance coverage of the Landlord. Tenant shall carry its own insurance on any boiler owned or installed by Tenant. All of Tenant’s insurance must be in place and proof of insurance provided to Landlord prior to Tenant’s possession of the Premises. Should Tenant’s use cause the Landlord’s insurance premiums to increase, Tenant shall be solely responsible for the increase in the premium.

15.2 Tenant shall, at its sole cost and expense, procure and maintain through the term of this Lease, comprehensive general liability insurance against claims for bodily injury or death and property damage occurring in or upon or resulting from the Leased Premises, in standard form and with such insurance company or companies as may be acceptable to Landlord, such insurance to afford immediate protection, to the limit of not less than $1,000,000.00 in respect of any one accident or occurrence, and to the limit of not less than $100,000.00 for property damage, with not more than $5,000.00 deductible. Such comprehensive general liability insurance shall name the Landlord as an additional insured and shall contain blanket contractual liability coverage which insures contractual liability under the indemnification of Landlord by Tenant set forth in this Lease (but such coverage or the amount thereof shall in no way limit such indemnification). Tenant shall maintain with respect to each policy or agreement evidencing such comprehensive general liability insurance and each policy or agreement evidencing the insurance required pursuant to Section 15(1) above, such endorsements as may be required by Landlord and shall at all times deliver to and maintain with Landlord a certificate with respect to such insurance in form satisfactory to Landlord and the mortgagees of Landlord. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least ten days prior to cancellation or modification of such insurance. Such policies or duly executed certificates of insurance relating thereto shall be promptly delivered to Landlord and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of the respective policy terms. If Tenant fails to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord on demand the premium cost thereof, together with interest thereon from the date of payment by Landlord until repaid by Tenant at the rate of eighteen percent (18%) per annum. Failure to comply with any provision of Paragraph 15 by the Tenant shall constitute an event of substantial default justifying eviction of the Tenant.

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16. CANCELLATION OF INSURANCE

If any insurance policy upon the Building or any part thereof shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way by reason of the use or occupation of the Leased Premises or any part thereof by the Tenant or by any assignee or subtenant of the Tenant or by anyone permitted by the Tenant to be upon the Leased Premises, and if the Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation, or reduction of coverage within twenty-four (24) hours after notice, the Landlord may, at its option, enter upon the Leased Premises and attempt to remedy such condition and the Tenant shall pay the cost thereof to Landlord within ten (10) days from receipt of written demand therefor, Landlord shall not be deemed to be liable for any damage or injury caused to any property of the Tenant or of others located on the Leased Premises as a result of such entry. After such ten (10) day period, interest on such cost shall accrue at the rate of eighteen percent (18%) per annum. In the event that the Landlord shall be unable to remedy such condition, then Landlord shall have all of the remedies provided for in the Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Section 16, if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligation hereunder and Landlord shall have no obligation to attempt to remedy.

17. OBSERVANCE OF LAW

Tenant shall comply with all provisions of law in effect during the Term and any renewal terms, or while otherwise in possession of the Premises, including without limitation, federal, state, county and city laws, zoning requirements, licensing requirements, any other ordinances, and regulations and any other governmental, quasi-governmental or municipal regulations which relate to the partitioning, equipment operation, alteration, occupancy and use of the Leased Premises, and to the making of any repairs, replacements, alterations, additions, changes, substitutions, or improvements of or to the Leased Premises including signage of any kind, whether located on or off the Premises. Moreover, the Tenant shall comply with all police, fire, and sanitary regulations imposed by any federal, state, county or municipal authorities, or made by insurance underwriters, and to observe and obey all governmental and municipal regulations and other requirements governing the conduct of any business conducted in the Leased Premises during the Term and any renewal terms.

18. WASTE AND NUISANCE

Tenant shall not commit, suffer, or permit any waste or damage or disfiguration or injury to the Leased Premises or the Real Property of Landlord or common areas in the Building or the fixtures and equipment located therein or thereon, or permit or suffer any overloading of the electrical systems or telephone systems or HVAC systems, or overloading of the floors thereof and shall not place therein any safe, heavy business machinery, computers, data processing machines, or other heaving things without first obtaining the consent in writing of the Landlord and, if requested, by Landlord’s superintending architect, and not use or permit to be used any part of the Leased Premises for any dangerous, noxious or offensive trade or business, and shall not cause or permit any nuisance, noise, or action in, at or on the Leased Premises. Landlord, in its sole discretion, shall determine what constitutes waste or nuisance under this Section. Landlord shall not be liable to Tenant for waste or nuisance committed by any other tenant on the Real Property. If this should occur, Tenant’s sole remedy is against the other tenant committing waste or nuisance.

19. ENTRY BY LANDLORD

Tenant agrees to and shall permit the Landlord, its servants or agents to enter upon the Leased Premises at any time and from time to time for the purpose of inspecting and of making repairs, alterations, or improvements to the Leased Premises or to the Building, or for the purpose of having access to the under-floor ducts, or to the access panels to mechanical shafts (which the Tenant agrees not to obstruct), and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby. The Landlord shall also have

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the right of entry to remedy any condition which Landlord, in its reasonable discretion, believes may cause cancellation or reduction of any insurance maintained by Landlord on the Building. The Landlord shall have the right to enter the Leased Premises in order to check, calibrate, adjust and balance controls and other parts of the heating, ventilating, and climate control system at any time. The Landlord shall attempt to proceed hereunder after reasonable notice has been given to Tenant, if possible, and in such manner as to minimize interference with the Tenant’s use and enjoyment of the Leased Premises. For the purpose of this Section and for all other purposes set forth in this Lease, Landlord shall have and retain a key with which to unlock all doors in, upon and about the Leased Premises and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Leased Premises. Tenant shall not change exterior or interior door locks without prior written permission of Landlord. Tenant shall provide Landlord with keys to any new locks.

20. EXHIBITING PREMISES

Tenant shall permit the Landlord or its agents to exhibit and show the Leased Premises to prospective tenants during normal Business Hours of the last six (6) months of the Term or any renewal thereof, or if Tenant is in default of any term of the Lease. Tenant shall not hold the Landlord liable for any damages resulting from such entry, absent gross negligence on the part of the Landlord.

21. ALTERATIONS

21.1 In the event Tenant desires to make any alterations to any portion of the Building, Real Property or the Leased Premises, including alterations to accommodate Tenant’s for needs for extra services in addition to those provided by the Landlord under Section 29, unless the Tenant has supplied the Landlord with a list of additional services necessary to meet Tenant’s requirements, and said list is attached and incorporated into this lease at the date of execution by Landlord, Tenant is deemed to have accepted the existing services to the Leased Premises as sufficient. Any additional services required by the Tenant shall be deemed an Alteration to be paid by the Tenant under Section 21 of the Lease. Tenant shall give written notice of the proposed alterations to Landlord and shall not proceed with work on the alterations without Landlord’s prior written consent which shall not be unreasonably withheld ~~(which consent in the sole and absolute discretion of Landlord may be withheld~~). Tenant shall pay for Landlord’s architectural review of the proposed alterations. For purposes of this Paragraph 21, “material alterations” shall mean any alterations that affect the exterior, structure, or mechanical components of the Building, or modify the basic utility and function of the Building. Any material alterations shall at once become the property of the Landlord and shall be surrendered to the Landlord upon termination of the Lease. Any breach of the terms of this section shall be a non-curable event of default.

21.2 No alterations shall be commenced until the Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction. Landlord shall in its sole and absolute discretion have the right to require, prior to commencement of such alterations, a letter of credit, bond or other satisfactory financial instrument assuring faithful performance and lien free completion of such alterations.

21.3 Any alterations shall be made within a reasonable time and in a good and workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers.

21.4 In no event shall Tenant, by reason of such alterations, be entitled to any abatement, allowance, reduction or suspension of the Rent and other charges herein reserved or required to be paid hereunder, nor shall Tenant, by reason thereof, be released of or from any other obligations imposed upon Tenant under this Lease.

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21.5 Landlord shall have no responsibility to Tenant or to any contractor, subcontractor, supplier, materialman, workman, or other person, firm, or corporation who shall engage or participate in any alterations, and Landlord shall be entitled to post notices of nonliability on the Leased Premises. If any liens for labor and materials supplied or claimed to have been supplied to the Leased Premises shall be filed, Tenant shall within fifteen (15) days of the filing of such lien discharge such lien or furnish a bond, a letter of credit or title insurance protection to Landlord which in the sole and absolute discretion of Landlord affords its sufficient protection during Tenant’s timely and good faith contesting of such liens. Tenant shall indemnify and hold Landlord harmless against any liability, loss, damage, cost or expense, including attorneys fees, on account of such liens.

21.6 The Tenant may remove from the Leased Premises any personal property installed by the Tenant which have not become fixtures, as well as those of its office supplies and movable office furniture and equipment which are not attached to the Building, provided: (i) such removal is made prior to the termination of the Term of this Lease; (ii) the Tenant is not in default of any obligation or covenant under this Lease at the time of such removal; and (iii) the Tenant promptly repairs all damage caused by such removal so that the Leased Premises or Landlord’s real property as the case may be shall be placed in the condition of such Leased Premises or real property at the inception of this Lease, subject to reasonable deterioration and wear and tear. Additionally, if the Landlord so directs in writing, the Tenant will, prior to the termination of this Lease, remove any and all alterations, additions, fixtures, equipment and property placed or installed by it in the Leased Premises or Landlord’s real property location and will repair any damage caused by such removal to the condition at the inception of this Lease, reasonable deterioration and wear and tear excepted. If the Tenant does not elect or is not directed by Landlord to remove such alterations, additions fixtures and equipment, such property shall become the property of the Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of this Lease, the Tenant hereby waiving all rights to any payment or compensation therefor.

22. GLASS

Tenant shall pay on demand the cost of replacement with as good quality and size of any glass broken on the Leased Premises including outside windows and doors of the perimeter of the Leased Premises (including perimeter windows in the exterior walls or interior glass) during the continuance of this Lease, unless the glass shall be broken by the Landlord, its servants, employees or agents acting on its behalf.

23. SIGNS, DRAPES, SHUTTERS AND BANNERS

23.1 Tenant shall not place or permit to be placed in or upon the Leased Premises where visible from the outside of the Building, or outside the Leased Premises, any signs, notices, drapes, shutters, blinds or displays of any type without the prior written consent of Landlord. In the event of breach of this section, then in addition to the other remedies in this Lease or at law, Landlord may remove the above items at Tenant’s expense.

23.2 Landlord reserves the right in Landlord’s sole discretion to place and locate on any roof or exterior of the Building such signs, notices, displays, and similar items as Landlord deems appropriate in the proper operation of the Building, including Landlord’s brokerage signs.

24. NAME OF BUILDING

Tenant shall not refer to the Building by any name other than that designated from time to time by the Landlord, nor use such name for any purpose other than that of the business address of the Building assigned to it by the Landlord.

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25. SUBORDINATION AND ATTORNMENT

25.1 At Landlord’s option, this Lease shall be subject to and subordinate to all mortgages (including any deed of trust and mortgage securing bonds and all indentures supplemental thereto) and to all underlying, superior, ground or land leases which may now or hereafter encumber the Real Property of which the Leased Premises are a part, and all renewals, modifications, consolidations, replacements and extensions thereof of such mortgages and leases which may now or hereafter affect the Leased Premises or any part thereof subject to Tenant’s receipt of reasonable non-disturbance agreement. The Tenant hereby constitutes and appoints the Landlord its agent and attorney, which power of attorney is coupled with an interest, for the purpose of executing any subordination, acknowledgment, or agreement required by a mortgagee, lender or lessor of Landlord.

25.2 The Tenant agrees that in the event that any holder of any mortgage, indenture, deed of trust, or other encumbrance encumbering any part of the Real Property becomes mortgagee in possession of the Leased Premises, the Tenant will pay to such mortgagee all Rent subsequently payable hereunder. Further, the Tenant agrees that in the event of the enforcement by the trustee or the beneficiary under or holder or owner of any such mortgage, deed of trust, land or ground lease of the remedies provided for by law or by such mortgage, deed of trust, land or ground lease, the Tenant will, upon request of any person or party succeeding to the interest of the Landlord as a result of such enforcement, automatically become the tenant of and attorn to such successor-in-interest without changing the terms or provisions of this Lease. Upon request by such successor-in-interest and without cost to the Landlord or such successor-in-interest, the Tenant shall execute, acknowledge and deliver an instrument or instruments confirming the attornment herein provided for.

26. ACCEPTANCE OF PREMISES

26.1 Taking possession of the Leased Premises by Tenant shall be conclusive evidence as against Tenant that the Leased Premises were in good and satisfactory condition when possession was taken and acknowledgment of completion of any improvements in full accordance with the terms of this Lease, unless Tenant submits a Condition Report describing any problems with the Leased Premises within ten (10) days of taking possession.

26.2 Tenant agrees that there is no promise, representation, or undertaking by or binding upon the Landlord with respect to any alteration, remodeling, or redecorating of or installation of equipment or fixtures in the Leased Premises, except such, if any, as were expressly set forth in this Lease or the Typical Plan Schedule attached hereto.

~~26.3 Landlord reserves the right to relocate the Tenant from the existing premises to a substitute premises within the property (Landlord's building, shopping center or complex as the case may be) selected by the Landlord. The aforesaid right to relocate shall be exercisable at any time during the term or option period by delivering written notice of Landlord’s intention not less than ninety (90) days in advance. Tenant shall notify Landlord via certified mail within thirty (30) days of notice of its intent of acceptance or rejection. Should Tenant notify Landlord of rejection of premises selected by Landlord, Tenant may terminate this Lease Agreement and vacate prior to the end of the ninety (90) day notice period provided by Landlord. Tenants right of termination in this section is not applicable in situations of fire or other cause set forth in Section 31.~~

27. ESTOPPEL CERTIFICATES

Tenant agrees that it shall at any time and from time to time upon not less than five (5) days’ prior notice execute and deliver to the Landlord an estoppel certificate in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified), the amount of the annual rental then being paid hereunder, the dates to which the rent, by installment or otherwise, and

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other charges hereunder have been paid, and whether or not there is any existing default on the part of the Landlord of which the Tenant has knowledge and such other information reasonably required by Landlord or its mortgagees or any other party with whom Landlord is dealing. Any such statement may be relied upon conclusively by any such party. Tenant’s failure to deliver such statements within such time shall be conclusive upon the Tenant that this Lease is in full force and effect, except as and to the extent any modification has been represented by Landlord, and that there are no uncured defaults in Landlord’s performance, and that not more than one (1) month’s rent has been paid in advance. Tenant grants power of attorney to Landlord to execute an estoppel certificate on Tenant’s behalf in the event Tenant fails to deliver one as set forth herein. Tenant shall be liable to Landlord for all damages incurred by Landlord proximately caused by Tenant’s failure to deliver an estoppel certificate as set forth herein, or proximately caused by any false statement made by Tenant in an estoppel certificate, including Landlord’s lost sale of real property or lost opportunities to refinance.

LANDLORD’S COVENANTS

Landlord covenants and agrees with the Tenant as follows:

28. QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that upon Tenant paying rent and other monetary sums due under the lease, performing its covenants and conditions under the Lease, including the covenant not to disturb other tenants, Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term, subject, however, to the terms and limitations of the Lease and of any of the ground leases, mortgages, or deeds of trust referred to in Section 25, and the limitations of Landlord’s liability for acts of other tenants and third parties contained in Sections 18 and 33.

29. SERVICES

29.1 Landlord agrees to provide, at its cost, utility services such as electrical, gas, water and sewer, HVAC services (such as heating, ventilation and cooling), and telephone connections to the Building in such capacity as shall be sufficient to meet building design requirements. Tenant shall be responsible for assessing its needs and arranging for procurement of additional services to meet its needs prior to occupancy. In this regard, Tenant represents that it has no requirements in excess of those provided in the building design for utility services and telephone and other telecommunications capacity relating to the operations that Tenant intends to conduct in the Leased Premises as permitted in accordance with the terms of this Lease. Unless otherwise treated as part of the Tenant Finish items to be installed as part of this Lease, all connection charges and all outlets, risers, wiring, piping, duct work or other means of distribution of such services within the Leased Premises unless shown on the Exhibits hereto shall be supplied by Tenant at Tenant’s sole expense. Tenant covenants and agrees that at all times its use of any such services shall never exceed the capacity of the mains, feeders, ducts, and conduits bringing the utility services to the Building; provided, however, that Tenant may increase the capacity of the mains, feeders, ducts and conduits aforementioned if Tenant pays for and performs all necessary work therefore subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. Landlord’s responsibility ends with bringing the above services in the first sentence of this subsection to the Building. Tenant shall pay for anything else. Tenant shall pay all charges incurred by it for any utility services consumed on the Leased Premises and any maintenance charges for utilities and shall furnish all ballasts, electric light bulbs and tubes. Landlord shall not be liable for any interruption or failure of utility services on the Leased Premises, unless due to the affirmative or actions of Landlord.

29.2 Provided that the Tenant has no special or extraordinary requirements, the Landlord shall contract to provide air conditioning and heating for the occupied portion of the Leased Premises during the Term, at such temperatures and in such amounts as may be reasonably required, in the Landlord’s sole judgment, for comfortable use and occupancy under normal office conditions, everyday from 8:00 a.m. to 6:00 p.m. Tenant shall pay for the costs of

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said climate control services under Paragraph 7.1.c. or Paragraph 11 as may be applicable. In the event the Tenant has special requirements for air conditioning and heating, Tenant shall pay for the cost to provide air conditioning and heating at such temperatures and in such amounts as may be reasonably required as an alteration under Section 21 of the Lease. Alternatively, at Landlord’s sole discretion, the Landlord may treat said costs as Operating Costs under Section 7.1(c) of the Lease.

29.3 No slowdown, interruption, stoppage, or malfunction of any services identified in Section 29 shall constitute an eviction or disturbance of the Tenant’s use and possession of the Leased Premises or the Building or a breach by the Landlord of any of its obligations under this Lease, nor render the Landlord liable for damages or entitle the Tenant to be relieved from any of its obligations under this Lease (including the obligation to pay Rent), nor grant the Tenant any right of setoff or recoupment. In no event shall the Landlord be liable for damages to persons or property, or be in default under this Lease, as a result of such slowdown, interruption, stoppage, or malfunction. In the event of any such interruption, however, the Landlord shall use reasonable diligence to restore such service. The Tenant agrees that if any payment of Rent shall remain unpaid for more than ten (10) days after it shall become due, the Landlord may, without notice to the Tenant, discontinue furnishing any or all of such services until all arrearages of Rent have been paid in full, and the Landlord shall not be liable for damages to persons or property for any such discontinuance or consequential damages resulting therefrom, nor shall such discontinuance in any way be construed as an eviction or constructive eviction of the Tenant or cause an abatement of Rent or operate to release the Tenant from any of the Tenant’s obligations under this Lease.

30. REPAIR AND MAINTENANCE BY LANDLORD

Subject to the other provisions of this Lease imposing obligations for repair and maintenance upon the Tenant, including but not limited to Tenant Repair and Maintenance in Section 11, the Landlord shall as necessary or when required by governmental authority, repair, replace and maintain the external and structural parts of the Building, to include the roof provided that the roof has not been penetrated by Tenant, and grounds which do not comprise a part of the Leased Premises and are not leased to others and shall perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner. The Landlord shall not be liable for any damages direct or indirect or consequential or for damages for personal discomfort, illness, or inconvenience of the Tenant or the Tenant’s servants, clerks, employees, invitees, or other persons by reason of failure to repair such equipment facilities or systems or reasonable delays in the performance of such repairs, replacements, and maintenance, unless caused by the deliberate act or omissions or the negligence of the Landlord, its servants, agents or employees.

31. LANDLORD’S INSURANCE

31.1 Landlord shall maintain fire and extended coverage insurance on the Building and the Leased Premises in such amounts as Landlord shall deem reasonable. Such insurance shall be maintained at the expense of Landlord (but assessed to Tenant as a part of the Operational Costs), and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interest shall appear.

31.2 If the Building shall be partially damaged by fire or other cause not resulting from the act or omission of Tenant, Tenant’s employees, agents, contractors, customers, licensees or invitees, the damages shall be repaired by and at the expense of Landlord, and the Rent due hereunder shall be apportioned according to the part of the Leased Premises which is usable by Tenant until such repairs are made. If such partial damage is due to the action or omission of Tenant or Tenant’s employees, agents, contractors, licensees, or Tenant’s customers or invitees who Tenant negligently leaves in a position to cause such partial damage, there shall be no apportionment or abatement of Rent due hereunder by Tenant, and the debris, if any, shall be removed by and at the expense of Tenant. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of fire insurance on the part of Landlord or Tenant, for

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reasonable delay on account of shortages of labor or materials, acts of God, or any other cause beyond Landlord’s control. Landlord shall not be obligated to restore fixtures, improvements, or other property of Tenant.

31.3 Insurance claims shall be file at the sole discretion of the Landlord.

31.4. If the Building should be totally destroyed by fire, tornado, or other casualty, or if it should be so damaged that rebuilding or repairs to the Leased Premises cannot be completed or commenced within one hundred eighty (180) days after the date upon which Tenant is notified by Landlord of such damage (or within one hundred eighty (180) days after the date on which Landlord otherwise becomes aware of such damage), this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage. Notwithstanding the above termination provisions, the one hundred eighty day period for completion of repairs or rebuilding may be extended by the Landlord in its sole discretion in the event that the processing of insurance claim or claims prevents the completion of rebuilding or repairs within one hundred eighty days.

32. CONDEMNATION

If all or any part of or interest in the Leased Premises shall be taken as a result of the exercise of the power of eminent domain or purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking. If a part of or interest in the Leased Premises, or if a substantial portion of the Building is so taken, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Leased Premises by written notice to the other within thirty (30) days after the date of taking; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Leased Premises or Building taken shall be of such extent and nature as to substantially handicap, impede, or impair Tenant’s use of the Leased Premises, or the balance of the Leased Premises remaining, for the purposes for which they were leased. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent and awards with respect thereto except for an award, if any, specified by the condemning authority for the fixtures and other property that Tenant has the right to remove upon termination of this Lease and the value of the unexpired Lease Term if any. Tenant shall have no claim against Landlord for the value of any unexpired term. In the event of a partial taking of the Leased Premises which does not result in a termination of this Lease, the Rent thereafter to be paid shall be equitably reduced. Termination as provided herein with respect to a total or partial taking shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damages caused by condemnation from the condemner as hereinafter provided. The rights and obligations by Landlord and Tenant with respect to a taking or partial taking shall be provided herein (any statute, principle of law or rule of equity to the contrary notwithstanding), and each of the parties agree to cooperate with the other and to do everything necessary to effect the results herein described. Landlord and Tenant shall each have the right to claim separate awards consistent with the terms of this Lease or to litigate the matter of the taking and damages or awards. In the event of a taking or partial taking during the Term of the Lease, all sums awarded as compensation for the loss or damage to the property or the Building, fixtures and permanently attached equipment, except as set forth above, shall be awarded to Landlord; and all sums awarded as compensation for loss or damage to Tenant’s equipment and other personal property and as compensation for loss of or detriment to the business of Tenant upon the Leased Premises and for loss of anticipated profits of such business shall be awarded to Tenant. If, under the laws, rules or procedures regulating any such taking or partial taking, it shall not be possible for the parties to obtain in such proceedings segregation of awards as herein above prescribed, then the entire award or the aggregate of the awards as may be adjudged shall be paid to Landlord. The foregoing provisions of this paragraph are subject to the terms of any deed of trust conveying the Leased Premises, the Building, or Real Property now or hereafter in existence, and to which Landlord is a party.

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33. LOSS AND DAMAGE

Landlord shall not be liable to Tenant or Tenant’s employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property in or about the Leased Premises caused by the negligence or affirmative acts of Tenant, or any other tenant or third party on the Real Property, its agents, servants, or employees, or of any other person entering upon the Leased Premises under express or implied invitation of Tenant, or caused by the Building or any obligation of Tenant to maintain the Building, or caused by leakage of gas, oil, water or steam, or by electricity emanating from the Building, and Tenant agrees to indemnify Landlord and hold it harmless from any and all loss, expense, or claims, including attorneys’ fees, arising out of such damage or injury.

34. DELAYS

Whenever and to the extent that the Landlord shall be unable to fulfill or shall be delayed or restricted in the fulfillment of any obligation hereunder in respect to the supply or provision of any service or utility or the doing of any work, or the making of any repairs by reason of being unable to obtain the material goods, equipment, service, utility, insurance proceeds or labor required to enable it to fulfill such obligation or by reason of any statute, law, or any regulation or order passed or made pursuant thereto or by reason of the order passed or made pursuant thereto or by reason of the order of direction of any administrator, controller, or board or any governmental department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby or by reason of any other cause beyond its control whether of the foregoing character or not, including any delay caused by the processing of insurance claims, the Landlord shall be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay or restriction, and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

35. DEFAULT

35.1 The following events shall be deemed to be events of default by Tenant under this Lease:

(a) The failure of Tenant to timely and fully pay any installment of Rent or other charge or money obligation herein required to be paid by Tenant. Rent is due and shall be paid in advance on the first (1st) day of each month during the Term hereof, and Tenant shall be in default as set forth in Section 4.

(b) The failure of Tenant to perform, or if not immediately curable, to commence performance of (and diligently pursue performance thereafter), any one or more of its other covenants under this Lease within three (3) days after written notice to Tenant specifying the covenant or covenants Tenant has not performed.

(c) Tenant becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due.

(d) The attachment, seizure, levy upon or taking of possession by any creditor, receiver, or custodian of any portion of the property of Tenant.

(e) The instituting of proceedings in a court of competent jurisdiction for the involuntary bankruptcy arrangement, reorganization, liquidation, or dissolution of Tenant under the U.S. Bankruptcy Code (as now or hereafter in effect) or any state bankruptcy or insolvency act or for its adjudication as a bankrupt or insolvent or for the appointment of a receiver of the property of Tenant, and said proceedings are not dismissed or any receiver, trustee, or liquidator appointed herein is not discharged within sixty (60) days after the institution of said proceedings of Tenant and said proceedings are not dismissed.

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(f) Any change occurs in the financial condition of Tenant or any guarantor which Landlord considers materially or significantly adverse.

(g) The instituting of proceedings for the voluntary bankruptcy arrangement, reorganization, liquidation, or dissolution of Tenant under the U.S. Bankruptcy Code (as now or hereafter in effect) or any state bankruptcy or insolvency act, or if Tenant shall otherwise take advantage of any state or federal bankruptcy or insolvency act as a bankrupt or insolvent.

(h) Tenant shall cease to conduct its normal business operations in the Leased Premises or shall vacate or abandon same for a period of at least ten (10) days.

(i) Tenant shall repeatedly default in the timely payment of Rent or any other charges required to be paid, or shall repeatedly default in keeping, observing or performing any other covenant, agreement, condition or provisions of this Lease, whether or not Tenant shall timely cure any such payment or other default. For the purposes of this subsection, the occurrence of any such defaults three (3) times during any twelve (12) provided timely written notice is given to Tenant of each default month period shall constitute a repeated default, regardless of cure by the Tenant. The Parties agree that repeated default shall constitute a basis for eviction, regardless of partial or total cure of the individual events of default by Tenant.

(j) Tenant’s breach of quiet enjoyment of any other tenant of Landlord.

35.2 No condoning, excusing, or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenants, provisions, or conditions herein contained shall operate as a waiver of the Landlord’s right hereunder in respect of any continuing or subsequent default, breach, or non-observance, or so as to defeat or affect such continuing or subsequent default or breach, and no waiver shall be inferred or implied by anything done or omitted by the Landlord save only express waiver in writing. All rights and remedies of the Landlord in this Lease contained shall be cumulative and not alternative.

36. REMEDIES OF LANDLORD

36.1 If an event of default set forth in Section 35.1 occurs, including repeated default under Section 35.1(i), the Landlord shall have the following rights and remedies, in addition to all other remedies at law or equity, and none of the following whether or not exercised by the Landlord shall preclude the exercise of any other right or remedy whether herein set forth or existing at law or equity, and all such remedies shall be cumulative:

(a) Landlord shall have the right to terminate this Lease by giving the Tenant notice in writing at any time. No act by or on behalf of the Landlord, such as entry of the Leased Premises by the Landlord to perform maintenance and repairs and efforts to relet the Leased Premises, other than giving the Tenant written notice of termination, shall terminate this Lease. If the Landlord gives such notice, this Lease and the Term hereof as well as the right, title and interest of the Tenant under this Lease shall wholly cease and expire in the same manner and with the same force and effect (except as to the Tenant’s liability) on the date specified in such notice as if such date were the expiration date of the Term of this Lease without the necessity of re-entry or any other act on the Landlord’s part. Upon any termination of this Lease, the Tenant shall quit and surrender to the Landlord the Leased Premises as set forth in Section 37.1. If this Lease is terminated, the Tenant shall be and remain liable to the Landlord for damages as hereinafter provided and the Landlord shall be entitled to recover forthwith from the Tenant as damages an amount equal to the total of:

(i) the cost, including reasonable attorneys’ fees, of enforcing any provision of this Lease, defending counterclaims, crossclaims or third party actions, and of recovering the Leased Premises;

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(ii) all Rent accrued and unpaid at the time of termination of the Lease, plus interest thereon at the rate provided in Section 36.1(g); and

(iii) any other money and damages owed by the Tenant to the Landlord.

In addition, the Landlord shall also be entitled to recover from the Tenant as damages the amounts determined, at the Landlord’s election, under (iv) or (v) below:

(iv) the amount of Rent that would have been payable hereunder if the Lease had not been terminated, less the net proceeds, if any, received by the Landlord from any reletting of the Leased Premises, after deducting all costs incurred by the Landlord in finding a new tenant and reletting the space, including costs of remodeling and refinishing space for a new tenant, reasonable tenant inducements, reasonable brokerage commissions or agents’ commissions in connection therewith, redecorating costs, attorneys’ fees and other costs and expenses incident to the reletting of the Leased Premises (collectively referred to herein as “Reletting Costs”); provided, however, that the Landlord shall have no obligation to relet or attempt to relet the Leased Premises. The Tenant shall pay such damages to the Landlord on the days on which the Rent would have been payable if the Lease had not terminated; or

(v) the present value (discounted at the rate of eight percent (8%) per annum) on the balance of the Rent for the remainder of the stated Term of this Lease after the termination date plus anticipated Reletting Costs, Less the present value (discounted at the same rate) of the fair market rental value of the Leased Premises for such period. No provision of this Lease shall limit or prejudice the right of the Landlord to prove and obtain as damages by reason of any termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts referred to above.

(b) The Landlord may, without demand or notice of any kind to the Tenant, terminate the Tenant’s right of possession (but not the Lease) and re-enter and take possession of the Leased Premises or any part thereof, and repossess the same as of the Landlord’s former estate and expel the Tenant and those claiming through or under the Tenant, and remove the effects of any and all such persons (forcibly, if necessary) and change the locks on the Leased Premises without being deemed guilty of any manner of trespass, without prejudice to any remedies for arrears of Rent of preceding breach of covenants and without terminating this Lease or otherwise relieving the Tenant of any obligation hereunder. Should the Landlord elect to re-enter as provided in this Section 36.1(b), or should the Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, the Landlord may, from time to time, without terminating this Lease, relet the Leased Premises or any part thereof for such term or terms and at such rental or rentals, and upon such other conditions as the Landlord may in its absolute discretion deem advisable, with the right to make alterations and repairs to the Leased Premises. No such re-entry, repossession or reletting of the Leased Premises by the Landlord shall be construed as an election on the Landlord’s part to terminate this Lease unless a written notice of termination is given to the Tenant by the Landlord. No such re-entry, repossession or reletting of the Leased Premises shall relieve the Tenant of its liability and obligation under this Lease, all of which shall survive such re-entry, repossession or reletting. Upon the occurrence of such re-entry or repossession, the Landlord shall be entitled to the amount of the monthly Rent which would be payable hereunder if such re-entry or repossession had not occurred, less the net proceeds, if any, of any reletting of the Leased Premises after deducting all Reletting Costs and all attorneys’ fees, other costs and expenses incurred in the re-entry, repossession and reletting procedures. The Tenant shall pay such amount to the Landlord on the days on which the Rent or any other sums due hereunder would have been payable hereunder if possession had not been retaken. In no event shall the Tenant be entitled to receive the excess, if any, of net Rent collected by the Landlord as a result of such reletting over the sums payable by the Tenant to the Landlord hereunder. If this Lease is terminated by operation of law as a result of the Landlord’s actions under this Section, then the Landlord shall be entitled to recover damages from the

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Tenant as provided in Section 36.1(a). The Landlord shall have the right to collect from the Tenant amounts equal to such deficiencies and damages provided for above by suits or proceedings brought from time to time on one or more occasions without the Landlord being obligated to wait until the expiration of the term of this Lease.

(c) In the event Landlord gives Tenant notice of default or delivers to Tenant a Notice of Demand for Payment or Possession pursuant to the applicable statute, any such notice will not constitute an election to terminate the Lease unless Landlord expressly states in any such notice that it is exercising its rights to terminate the Lease.

(d) If the Tenant shall default in making any payment required to be made by the Tenant (other than payments of Rent) or shall default in performing any other obligations of the Tenant under this Lease, the Landlord may, but shall not be obligated to, make such payment or, on behalf of the Tenant, expend such sum as may be necessary to perform such obligation. All sums so expended by the Landlord with interest thereon at the rate provided in Section 36.1(g) shall be repaid by the Tenant to the Landlord on demand. No such payment or expenditure by the Landlord shall be deemed a waiver of the Tenant’s default nor shall it affect any other remedy of the Landlord by reason of such default.

(e) If the Tenant shall default in making payment of any Rent due under this Lease, the Landlord may charge and the Tenant shall pay, upon demand, interest thereon at the rate provided in Section 36.1(g), but the payment of such interest shall not excuse or cure any default by the Tenant under this Lease. In addition to such interest, the Tenant shall be responsible for the late charges set forth in Section 36.3. Such interest and late payment penalties are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of the Landlord’s rights or remedies under any other provisions of this Lease.

(f) In any action of unlawful detainer commenced by the Landlord against the Tenant by reason of any default hereunder, the reasonable rental value of the Leased Premises for the Period of the unlawful detainer shall be deemed to be the amount of Rent reserved in this Lease for such period.

(g) Whenever the Tenant shall be required to make payment to the Landlord of any sum with interest, interest on such sum shall be computed from the date such sum is due until paid, at an interest rate equal to eighteen percent (18%) per annum or, if such amount violates any then applicable law with respect to interest rates, at the highest interest rate otherwise allowable under then applicable law. Should Tenant be in default, Landlord may collect 18% interest under this provision or $50.00 per day penalty under Paragraph 4, whichever is greater.

(h) In addition to any damages described as being collectable herein, damages will also include, in all cases, the unamortized portion of any costs, expenses, or inducements provided by the Landlord to the Tenant in connection with this Lease. Such expenses include, without limitation, any tenant inducements paid directly to the Tenant, expenses incurred in providing tenant improvements or other similar improvements to the Leased Premises, and free rent periods or reduced rent periods granted to the Tenant. All such expenses will be amortized over the Term (or initial term, if applicable) of the Lease and will be prorated in proportion to the total amount of time of the Term of the Lease as compared to the time during which the Tenant performed under the Lease without default.

(i) As used in this Lease, the terms “re-entry”, “take possession”, “repossess” and “repossession” are not restricted to their technical legal meaning.

(j) Tenant hereby expressly waives, to the full extent waivable, any and all right of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Leased Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise.

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~~36.2 As additional security for the Tenant’s performance of its obligations under this Lease, the Tenant hereby grants to the Landlord a security interest in and to all of the personal property of Tenant situated on the Leased Premises, subject to a perfected purchase money security interest and prior existing security interests, as security for the payment of all Rent and other sums due, or to become due, under this Lease. Tenant shall execute such documents as the Landlord may reasonably require to evidence the Landlord’s security interest in such personal property. If the Tenant is in default under this Lease, such personal property shall not be removed from the Leased Premises (except to the extent such property is replaced with an item of equal or greater value) without the prior written consent of the Landlord. It is intended by the parties hereto that the instrument shall have the effect of a security agreement covering such personal property, and the Landlord may upon the occurrence of an event of default set forth in Section 35.1 exercise any rights of a secured party under the Uniform Commercial Code of the State of Colorado including the right to take possession of such personal property and (after ten (10) days notice to those parties required by statute to be notified) to sell the same for the best price that can be obtained at public or private sale and out of the money derived therefrom, pay the amount due the Landlord, and all costs arising out of the execution of the provisions of this Section, paying the surplus, if any, to the Tenant. If such personal property or any portion thereof shall be offered at a public sale, the Landlord may become the purchaser thereof.~~

36.3 As part of the consideration for the Landlord’s executing this Lease, Tenant hereby waives a trial by jury and the right to interpose any counterclaim or offset of any nature or description in any litigation between the Tenant and Landlord with respect to this Lease, the Leased Premises and the repossession hereof.

36.4 Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Real Property. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after such amount shall be due, Tenant shall pay to the Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the rights and remedies granted hereunder.

37. END OF TERM

37.1 Upon the expiration or other termination of this Lease, the Tenant shall vacate and surrender to the Landlord the Leased Premises, broom clean condition, carpets professionally cleaned, dry wall repaired and in good order. The Tenant shall remove all property of the Tenant as set forth in Section 21.6, as directed by the Landlord. Any property left on the Leased Premises at the expiration or other termination of this Lease, or after the occurrence of any default as set forth in Section 35, may at the option of the Landlord either be deemed abandoned or be placed in storage at a public warehouse in the name of and for the account of and at the expense and risk of the Tenant. If such property is not claimed by the Tenant within ten (10) days after such expiration, termination or the happening of an event of default, it may be sold or otherwise disposed of by the Landlord without further notice. The Tenant expressly releases the Landlord from any and all claims and liability for damage to or loss of property left by the Tenant upon the Leased Premises at the expiration or other termination of this Lease, and the Tenant hereby indemnifies the Landlord against any and all claims and liability with respect thereto.

37.2 If the Tenant shall continue to occupy and continue to pay rent for the Leased Premises after the expiration of this Lease with or without the consent of the Landlord, and without any further written agreement, the Tenant shall be a tenant from month to month at a

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monthly Base Rent equal to the last full monthly Base Rent payment due hereunder times 1.5, and subject to all of the additional rentals, terms, and conditions herein set out except as to expiration of the Lease Term.

38. TRANSFER BY LANDLORD

In the event of a sale or other transfer by the Landlord of the Building or a portion thereof containing the Leased Premises (including a foreclosure or deed in lieu of foreclosure), the Landlord shall without further written agreement be freed, released and relieved of all liability or obligations under this Lease. The rights of Landlord under this Lease shall not be affected by any such sale, lease or other transfer.

39. NOTICE

39.1 Any notice, request, statement, or other writing pursuant to this Lease shall be deemed to have been given if sent by registered or certified mail, postage prepaid, return receipt requested, to the party at the address stated on the Lease Agreement Facing Page of this Lease.

39.2 Notice shall also be sufficiently given if and when the same shall be delivered, in the case of notice to Landlord, to an executive officer of the Landlord, or the managing agent, and in the case of notice to the Tenant or the Guarantor of the Tenant, to the Leased Premises. Such notice, if delivered, shall be conclusively deemed to have been given and received at the time of such delivery. If in this Lease two or more persons are named as Tenant, such notice shall also be sufficiently given if and when the same shall be delivered personally to any one of such persons.

39.3 Any party may, by notice to the other, from time to time designate another address in the United States or Canada to which notice mailed more than ten (10) days thereafter shall be addressed.

40. GOVERNING LAW, VENUE AND COMMENCEMENT OF ACTION

40.1 This Lease shall be deemed to have been made in and shall be construed in accordance with the laws of El Paso County in the State of Colorado. Venue shall be in El Paso County in the State of Colorado.

40.2 Any claim, demand, right, or defense by Tenant that arises out of this Lease or the negotiations that preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inaction, omission, event, or action that gave rise to such claim, demand, right, or defense.

40.3 Tenant acknowledges and understands, after having consulted with its legal counsel, that the purpose of Paragraph 40.2 above is to shorten the period within which Tenant would otherwise have to raise such claims, demands, rights, or defenses under applicable laws.

41. PAYMENT IN UNITED STATES CURRENCY/CERTIFIED FUNDS

The rentals reserved herein and all other amounts required to be paid or payable under the provisions of this Lease shall be paid in lawful money of the United States. No electronic transfers shall be accepted. Landlord shall have the right in its sole and absolute discretion to require that Rental and all other sums due by Tenant be paid in certified funds.

42. LEASE ENTIRE AGREEMENT

The Tenant acknowledges that there are no covenants, representations, warranties, agreements, or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save expressly set out in this Lease, the Lease

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Agreement Facing Page, Exhibits, Riders, and Schedules attached hereto and that this Lease, the Lease Agreement Facing Page, Exhibits, Riders, and Schedules attached hereto and the Rules and Regulations promulgated by Landlord in accordance with Section 13 hereof constitute the entire agreement between the Landlord and the Tenant and may not be amended or modified except as explicitly provided or except by subsequent agreement in writing of equal formality hereto executed by the party to be charged therewith. The Tenant acknowledges that Tenant has provided review of and input to this Lease, and therefore agrees that this Lease has been jointly drafted by Landlord and Tenant.

43. BINDING EFFECT

Except as expressly provided herein, this indenture shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, and all covenants and agreements herein contained to be observed and performed by the Tenant shall be joint and several.

44. SECURITY DEPOSIT

The Tenant shall keep on deposit with the Landlord at all times during the term of this Lease the Security Deposit specified on the Lease Lease Agreement Facing Page hereof as security for the payment by the Tenant of the Rent and any other sums due under this Lease and for the faithful performance of all the terms, conditions, and covenants of this Lease, it being expressly understood that the Security Deposit shall not be considered advance payment of Rent or a measure of Landlord’s damages in the case of default by Tenant. Security Deposit is due in full prior to Tenant’s possession of the Premises. Any interest earned on the Security Deposit shall be retained by Landlord. If an event of a default set forth in Section 35.1 occurs, the Landlord may (but shall not be required to) use any such deposit, or so much thereof as necessary in payment of any Rent or any other sums due under this Lease in default, in reimbursement of any expense incurred by the Landlord, and to repair any damage or to clean, paint, carpet and fumigate the Leased Premises after termination of possession by Tenant. In such event the Tenant shall on written demand of the Landlord forthwith remit to the Landlord a sufficient amount in cash to restore such deposit to its original amount. If such deposit has not been utilized as aforesaid, such deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to the Tenant upon full performance of this Lease by the Tenant. Landlord shall have the right to commingle such deposit with other funds of the Landlord, and such deposit need not be kept in an escrow or other segregated account. Landlord shall deliver the funds deposited herein by the Tenant to any purchaser of the Landlord’s interest in the Leased Premises in the event such interest be sold, and thereupon, the Landlord shall be discharged from further liability with respect to such deposit.

45. INTERPRETATION

Unless the context otherwise requires, the word “Landlord” wherever it is used herein shall be construed to include and shall mean the Landlord, its successors, and/or assigns, and the word “Tenant” shall be construed to include and shall mean the Tenant, and the executors, administrators, successors and/or assigns of the Tenant and when there are two or more tenants, or two or more persons bound by the Tenant’s covenants herein contained their obligation hereunder shall be joint and several. The word “Tenant” and the personal pronouns “his” or “it” relating thereto and used therewith shall be read and construed as Tenants and “his,” “its,” or “their” respectively as the number and gender of the party or parties referred to each require and the tense of the verb agreeing therewith, shall be construed and agree with the said word or pronoun so substituted. Time shall be of the essence in all respects hereunder.

46. SEVERABILITY

Should any provision or provisions of this Lease be illegal or not enforceable, it or they shall be considered separate and severable from this Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

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47. CAPTIONS

The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit, or enlarge the scope or meaning of this Lease or of any provision hereof.

48. RECORDING - SHORT FORM MEMO

This Lease shall not be recorded by Tenant in whole or in part. If recorded in any form by Tenant, this Lease may be terminated at Landlord’s option as of the date of recording and Landlord shall then have all rights and remedies provided in the case of default by Tenant hereunder. If requested by Landlord, Tenant shall execute in recordable form, a short form memorandum of Lease which may, at Landlord’s option, be placed of record.

49. NON-WAIVER OF DEFAULTS/LANDLORD’S DEFAULT

49.1 No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and in that event only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease will in any way alter the length of the Term or Tenant’s right of possession hereunder or, after the giving of any notice, shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Leased Premises, Landlord may receive and collect any Rent due, and the payment of Rent shall not waive or affect said notice, suit or judgment, nor shall any such payment be deemed to be other than on account of the amount due, nor shall the acceptance of Rent be deemed a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction. Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance due of any installment or payment of Rent or pursue any other remedies available to Landlord with respect to any existing Defaults. None of the terms, covenants or conditions of this Lease can be waived by either Landlord or Tenant except by appropriate written instrument.

49.2 If any act or omission by the Landlord shall occur which would give the Tenant the right to damages from the Landlord or the right to terminate this Lease by reason of a constructive or actual eviction from all or part of the Lease Premises or otherwise, the Tenant shall not sue for such damages or exercise any such right to terminate until (i) it shall have given written notice of such act or omission to the Landlord and to the holder(s) of the indebtedness or other obligations secured by any mortgage or deed of trust affecting the Leased Premises or the Real Property, if the name and address of such holder(s) shall previously have been furnished to the Tenant, and (ii) a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, during which time the Landlord and such holder(s), or either of them, their agents or employees, shall be entitled to enter upon the Leased Premises and do therein whatever may be necessary to remedy such act or omission. Claims against insurance policies which cause delay shall not be deemed an act or omission of the Landlord which shall give the Tenant right to damages from the Landlord.

50. CERTAIN IMPOSITIONS

The Tenant shall pay, as Additional Rent, and shall indemnify the Landlord against, and reimburse the Landlord on demand for, all future duties, taxes, levies, imposts, charges and impositions, whatsoever, imposed, assessed, levied or collected by or for the benefit of any federal, state or local government or any political subdivision or taxing authority thereof, together with any interest thereon and penalties with respect thereto on or in respect of the Leased Premises, the Lease or by reason of the tenancy.

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51. ENVIRONMENTAL MATTERS

51.1 The Tenant shall not cause or permit any Hazardous Substances (as hereafter defined) to be generated, produced, brought upon, used, stored, treated or disposed of in, on, under or about the Leased Premises, except that the Tenant shall be entitled to store Hazardous Substances in the Leased Premises, in the ordinary course of its business, but only with the prior written consent of the Landlord. The Tenant agrees to indemnify, defend and hold the Landlord and its officers, shareholders, directors, partners, employees, and agents harmless from any claims, judgments, damages, penalties, fines, costs, liabilities (including sums paid in settlement of claims), losses or expenses, including without limitation, reasonable attorney’s fees, reasonable consultant fees, and reasonable expert fees, which are incurred or arise during or after the term of this Lease from or in any way connected with the presence or suspected presence of Hazardous Substances in, on, under or about the soil, groundwater, surface water, air or soil vapor in, on under or about the Leased Premises arising out of the use of the Leased Premises by the Tenant, its officers, employees, agents, invitees, or contractors. Without limiting the generality of the foregoing, the indemnification provided by this Section specifically shall cover costs incurred in connection with any investigation of site conditions existing prior to, at or after the date of execution of this Lease or any remediation, including, without limitation, studies or reports as needed or required, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of the presence or suspected presence of Hazardous Substances in, on under or about the soil, groundwater, surface water, air or soil vapor on, under or about the Leased Premises, arising out of the use of the Leased Premises by the Tenant, its officers, employees, agents, invitees, or contractors.

51.2 For purposes of this section, “Hazardous Substances” shall mean any hazardous, toxic, radioactive, infectious, or carcinogenic substance material, gas, or waste which is or becomes listed or regulated by any federal, state, or local law or governmental authority or agency, including, without limitation, petroleum and petroleum products in underground tanks, PCSs, asbestos, lead, cyanide, DDT, and all substances defined as hazardous materials, hazardous wastes, hazardous substances, or extremely hazardous waste under any present or future federal, state, or local law or regulation, as amended from time to time.

51.3 Those claims, judgments, damages, penalties, fines, costs, liabilities, losses, and expenses for which each party and its officers, shareholders, directors, partners, employees, and agents are indemnified hereunder shall be reimbursable as incurred without any requirement of waiting for the ultimate outcome of any litigation, claim or other proceeding, and the indemnifying party shall pay such claims, judgments, damages, penalties, fines, costs, liabilities, losses, and expenses as incurred by the indemnified party within fifteen (15) days after notice itemizing the amounts incurred to the date of such notice. Any defense of any claim against an indemnified party shall be made by counsel satisfactory to the indemnified party.

51.4 The foregoing provisions of this Section shall survive the termination of this Lease.

52. DISABILITIES LAWS

52.1 Disabilities Laws as used herein shall include the Americans with Disabilities Act and any state, county or local laws, statutes, or ordinances applicable to the Leased Premises, the Tenant’s business or the activities of the Tenant in or about the Leased Premises. Disabilities Laws shall also include any amendments thereto, regulations or court decisions interpreting such laws.

52.2 Tenant shall comply with all Disability Laws relating to the use and occupancy of and access to the Leased Premises. Tenant shall be responsible to perform its own assessment of the compliance of the Leased Premises with such laws by surveying the facility, determining

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what barrier removal is readily achievable and shall comply with alternative and new construction requirements of Disability Laws. Tenant shall bear the sole cost and expense of determining compliance. To the extent Tenant determines that compliance may require alteration or future construction on the Leased Premises, Tenant shall notify Landlord and shall obtain Landlord’s consent to such alteration in advance. Landlord shall not unreasonably withhold consent to reasonable alterations to be made by Tenant in order to comply with the provisions of such Disabilities Laws. In addition to any other reasonable requirements of Landlord for granting such consent, Landlord’s consent may be conditioned upon Tenant providing adequate assurances of the proper completion of such alterations and payment therefor, and that the alterations be in conformity to the aesthetic style and future expansion plans for the Building.

Should Landlord incur any additional costs as a result of Tenant’s occupancy of the Leased Premises and obligations under Disability Laws, Tenant shall reimburse Landlord for such costs.

52.3 Any costs incurred by Landlord in complying with Disabilities Laws shall be considered a Common Area Maintenance charge, and Tenant shall pay his pro-rata share of such charge pursuant to the provisions of Paragraph 51 of this Lease.

52.4 Tenant hereby indemnifies Landlord and agrees to defend and hold Landlord harmless from and against any and all losses, liabilities, damages, injuries, costs (including, without limitation, court costs and reasonable attorneys’ fees), expenses and claims of any and every kind whatsoever caused by Tenant or any of its subtenants, permittees, agents or representatives, which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Landlord for, with respect to or as a direct or indirect result of, Tenant’s failure to comply with the requirements of paragraph 35.1(b) above including, without limitation, any losses resulting from a diminution in the value of the Building and any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Disabilities Laws.

52.5 Tenant covenants and agrees that: (i) Tenant will comply with any reasonable requirements of Landlord and any mortgagee from time to time to implement or facilitate the administration or enforcement of any or all of the provisions of this Section; (ii) Tenant will certify annually, if so requested by Landlord that it is in compliance with all Disabilities Laws; and (iii) Tenant will cause every sublease and concession agreement to contain provisions substantially the same as those in the preceding clauses (i) and (ii) and expressly state that they are for the benefit of and may be enforced by Landlord and any mortgagee (in addition to any other person Tenant may desire to name therein).

52.6 Tenant’s liability for the undertakings and indemnifications set out in this Section 52 shall survive the Termination or expiration of this Lease. The provisions of this Section shall govern and control over any inconsistent provisions of this Lease or any other agreement between Landlord (or any of its affiliates) and Tenant.

53. SECURITY

Tenant shall be responsible for locking and keeping the Leased Premises secure, as well as locking any outside door to the building in which the Leased Premises are located upon entering or leaving the building.

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IN WITNESS WHEREOF, the parties hereto have executed these Lease provisions as of the Lease Date on the Lease Agreement Facing Page attached hereto.

LANDLORD: John J. Gogian Jr. Revocable Trust of 1983, dated April 18, 1983

BY:	/S/ JOHN J. GOGIAN JR.

TENANT: Real Time Logic, Inc.

BY:	/S/ SEAN J. CONWAY

Benson-Price Commercial, Inc.	29	LL /T

~~LEASE GUARANTY~~

~~RIDER #1~~

~~LEASE DATE:~~

~~LANDLORD:~~
~~NAME:~~	~~c/o Benson-Price Commercial, Inc~~
~~ADDRESS:~~	~~P.O. Box 25069~~
~~Colorado Springs, CO 80936~~

~~TENANT:~~
~~NAME:~~
~~ADDRESS:~~

~~USE OF PREMISES:~~

~~SQUARE FEET:~~

~~LEASED PREMISES:~~

~~UNIT DESIGNATION:~~

~~Building located in the City of Colorado Springs, County of El Paso, State of Colorado (the "Building").~~

~~POSSESSION DATE:~~

~~COMMENCEMENT DATE:~~

~~TERMINATION DATE:~~

~~LEASE PERIOD:~~

~~BASE RENT:~~

~~Period~~	~~Annual~~	~~Monthly~~

~~SECURITY DEPOSIT:~~

~~PARKING:~~	~~NON-RESERVED BASIS~~

~~GUARANTOR:~~
~~NAME:~~
~~ADDRESS:~~

~~THIS LEASE GUARANTY is attached to and made a part of the Lease referenced above, and is in effect as of the date it is signed. To induce the Landlord to enter into, to waive a default under, or to extend or renew the term of the Lease, the Guarantor agrees as follows:~~

~~1. The Guarantor hereby covenants and agrees with the Landlord,~~

~~a.~~	~~to make due and punctual payment of all rent, monies, and charges payable under the Lease during the Term thereof and all renewals thereof:~~

~~b.~~	~~to effect prompt and complete performance of all and each of the terms, covenants, conditions and provisions in the Lease required on the part of the Tenant to be kept, observed and performed during the period of the Term and any renewals thereof; and~~

Benson-Price Commercial, Inc.	30	LL /T

~~c.~~	~~to indemnify and save harmless the Landlord from any loss, attorney's fees, costs or damages arising out of any failure to pay the aforesaid rent, monies, and charges or the failure to perform any of the terms, covenants, conditions and provisions of the Lease.~~

~~2. In the event of a default under the Lease, the Guarantor waives any right to require the Landlord to:~~

~~a.~~	~~proceed against the Tenant or pursue any rights or remedies with respect to the Lease;~~

~~b.~~	~~proceed against or exhaust any security of the Tenant held by the Landlord; or~~

~~d.~~	~~pursue any other remedy whatsoever in the Landlord's power.~~

~~The Landlord shall have the right to enforce this Guaranty regardless of the acceptance of additional security from the Tenant and regardless of the release or discharge of the Tenant or any other Guarantor of the Lease by the Landlord or by others, or by operation of any law or the amendment or modification of any terms of the Lease, to which the Guarantor gives the Tenant the express authority to consent on behalf of the Guarantor.~~

~~3. The Guarantor hereby expressly waives notice of the acceptance of this Guaranty and all notice of non-performance, non-payment or non-observance on the part of the Tenant of the terms, covenants or conditions and provisions of the Lease.~~

~~4. Without limiting the generality of the foregoing, the liability of the Guarantor under this Guaranty shall not be deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding-up or other creditor proceedings or the rejection, disaffirmance or disclaimer of the Lease by any party, and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the Term originally contemplated and expressed in the Lease. The liability of the Guarantor shall not be affected by any repossession of the Leased Premises by the Landlord, the extension by Landlord of time for the payment by Tenant of any sums owing or payable under the Lease, the assignment or subletting of the Leased Premises or the waiver, failure, omission or delay of Landlord to enforce, assert or exercise any right, power or remedy.~~

~~5. Guarantor shall pay all costs, charges and expenses, including reasonable attorney fees and court costs, incurred by Landlord in enforcing Guarantor's obligations under this Guaranty.~~

~~6. This Guaranty shall be one of payment and performance and not of collection. Notwithstanding the use of the word "indemnity" or "guaranty", each guarantor or indemnitor shall be jointly and severally liable under this and any other guaranty of the Lease.~~

~~7. The Guarantor shall, without limiting the generality of the foregoing, be bound by this Guaranty in the same manner as though the Guarantor were the Tenant named in the Lease.~~

~~8. All of the terms, agreements and conditions of this Guaranty shall extend to and be binding upon the Guarantor, his heirs, executors, administrators, successors and assigns, and shall inure to the benefit of and may be enforced by the Landlord, its successors and assigns, and the holder of any mortgage to which the Lease may be subject.~~

~~IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed as of the Guaranty Date first above written.~~

~~Guarantor~~

~~SS#:~~

~~Home Address:~~

~~Guarantor~~

~~SS#:~~

~~Home Address:~~

Benson-Price Commercial, Inc.	31	LL /T

~~ACKNOWLEDGEMENT OF MODIFICATION OF COMMENCEMENT DATE~~

~~RIDER #2~~

~~* To be signed only if Commencement Date is different than the date set forth on the Lease Agreement Lease Agreement Facing Page (See Section 2(d) for definition of “Commencement Date”.)~~

~~LANDLORD:~~	~~John J. Gogian Jr. Revocable Trust of 1983, dated April 18, 1983~~
~~NAME:~~	~~c/o Benson-Price Commercial, Inc.~~
~~ADDRESS:~~	~~P.O. Box 25069~~
~~Colorado Springs, CO 80936~~

~~TENANT:~~	~~Real Time Logic~~
~~NAME:~~	~~Randy Culver~~
~~ADDRESS:~~	~~1042 Elkton Drive, Colorado Springs, CO 80907~~

~~LEASED PREMISES:~~	~~1040, 1040A, 1042, 1044, 1044A and 1046 Elkton Drive~~
~~Colorado Springs, CO 80907~~

~~UNIT DESIGNATION:~~	~~1042 Elkton Drive, Colorado Springs, CO 80907~~

~~It is hereby acknowledged by and between Landlord and Tenant that the Lease Commencement Date pursuant to section 2(d) of the General Lease Provisions, is the 1st day of January 1, 2001.~~

~~Landlord shall deliver the premises known as 1040 & 1040 A on January 1, 2002.~~

~~Landlord to have a grace period of 45 days to move Tenant in.~~

~~Dated this              day of                             , 20    .~~

~~LANDLORD:~~

~~BY:~~

~~TENANT:~~

~~BY:~~

Benson-Price Commercial, Inc.	32	LL /T

TENANT PREMISES

RIDER #3

Typical Plan Schedule

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ADDITIONAL PROVISIONS

RIDER #4

A.	Base Rent shall be paid as of Commence Date in the following manner:

PERIOD	ANNUAL	MONTHLY
Year 1	$315,293.00	$26,274.42

B.	Tenant Agrees to accept the premises in an “as is” condition except for the following: None

C.	Tenant shall provide throughout the term of this Lease Agreement an irrevocable letter of credit in the amount of $300,000.00 for the sole benefit of the Landlord in the event of default.

D.	Unless this Lease Agreement is signed and initialed on every page without modification by Tenant and returned to Landlord on or before April 20, 2005, Landlord may without any further notice rescind this Lease Agreement

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RULES & REGULATIONS

RIDER #5

1. Tenant shall not block or obstruct any of the entries, passages, doors, hallways, or stairways of Building or parking lots or garage, or place, empty, or throw any rubbish, litter, trash, or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of Tenant, its officers, agents, servants, employees, patrons, licenses, customers, visitors, or invitees.

2. Landlord will not be responsible for lost or stolen personal property, equipment, money, or any article taken from Leased Premises, regardless of how or when loss occurs.

3. Tenant shall not install or operate any refrigerating, heating, or air conditioning apparatus or carry on any mechanical operation on the Leased Premises without written permission of Landlord.

4. Tenant shall not use Leased Premises for housing, lodging, or sleeping purposes or for the cooking or preparation of food without written permission of Landlord.

5. Tenant shall not bring into the Leased Premises or keep on Leased Premises any fish, fowl, reptile, insect or animal or any bicycle or other vehicle without the prior written consent of Landlord; wheelchairs, however, will be permitted.

6. No additional locks shall be placed on any door in the Building without the prior written consent of Landlord. Landlord may at all times keep a pass key to the Leased Premises. All of Tenant’s keys shall be returned to Landlord promptly upon termination of this Lease.

7. Tenant shall do no painting or decorating in Leased Premises; or mark, paint or cut into, drive nails or screw into, nor in any way deface any part of Leased Premises or Building without the prior written consent of Landlord. If Tenant desires signal, communication, alarm, or other utility or service connection installed or changed, such work shall be done at expense of Tenant with the approval and under the direction of Landlord.

8. Tenant shall not permit the operation of any musical or sound-producing instruments or device which may be heard outside Leased Premises, or which may emanate electrical waves or x-rays or other emissions which will impair radio or television broadcasting or reception from or in the Building, or be hazardous to health, well-being, or condition of persons or property.

9. Tenant shall, before leaving Leased Premises unattended, close and lock all doors and shut off all utilities. Damage resulting from failure to do so shall be paid by Tenant. Each Tenant, before closing for the day and leaving the Leased Premises, shall see that all doors are locked.

10. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electrical facilities, or any part or appurtenance of the Leased Premises.

11. The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne directly by the Tenant, who shall, or whose officers, employees, agents, servants, patrons, customers, licensees, visitors, or invitees shall have caused it. Landlord shall not be responsible for any damage due to stoppage, backup, or overflow of the drains or other plumbing fixtures.

12. All contractors and/or technicians performing work for Tenant within the Leased Premises, the Building, or garage facilities shall be referred to Landlord for approval before performing such work. This shall apply to all work including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment, or any other physical feature of the Building, Leased Premises, or garage facilities. None of this work shall be done by Tenant without Landlord’s prior written approval.

Benson-Price Commercial, Inc.	35	LL /T

13. Neither Tenant nor any officer, agent, employee, servant, patron, customer, visitor, licensee, or invitee of any Tenant shall go upon the roof of the Building without the written consent of the Landlord.

14. In the event Tenant must dispose of crates, boxes, etc. which will not fit into wastepaper baskets, it will be the responsibility of Tenant to dispose of same properly.

15. If the Leased Premises shall become infested with vermin, roaches, or other undesirable creatures, Tenant, at its sole cost and expense, shall cause the Leased Premises to be professionally treated from time to time to the satisfaction of Landlord and shall employ such exterminators for this purpose as shall be approved by Landlord.

16. Tenant shall not install any antenna or aerial wires, radio or television equipment, or any other type of equipment inside or outside of the Building without Landlord’s prior approval in writing and upon such terms and conditions as may be specified by Landlord in each and every instance.

17. Tenant shall not make or permit any use of Leased Premises, the Building, or garage or parking facilities which, directly or indirectly, is forbidden by law, ordinance, or governmental or municipal regulation, code, or order or which may be disreputable or dangerous to life, limb, or property.

18. Tenant shall not advertise the business, profession, or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, use the name of the Building for any purpose other than that of the business address of Tenant or use any picture or likeness of the Building or the Building name in any picture or likeness of the Building or the Building name in any letterheads, envelopes, circulars, notices, advertisements, containers, or wrapping material without Landlord’s express consent in writing.

19. Tenant shall neither conduct its business nor control its officers, agents, employees, servants, patrons, customers, licensees, and visitors in such a manner as to create any nuisance or interfere with, annoy, or disturb any other tenant or Landlord in its operation of the Building, common area or parking facilities, or commit waste, or suffer or permit waste to be committed in Leased Premises or any part of Landlord’s property.

20. The Tenant shall not install in the Leased Premise any equipment which uses a substantial amount of electricity without the advance written consent of Landlord. The Tenant shall ascertain from the Landlord the maximum amount of electrical current which can safely be used in the Leased Premises, taking into account the capacity of the electric wiring in the Building and the Leased Premises and the need of other tenants in the Building and shall not use more than such safe capacity. The Landlord’s consent to the installation of electric equipment shall not relieve the Tenant from the obligation not to use more electricity that such safe capacity.

21. The Tenant, without the written consent of Landlord, shall not lay linoleum or other similar floor covering.

22. No outside storage of any material, including disabled vehicles will be permitted.

23. Tenant shall place chair pads beneath each desk chair to protect the carpet in the Leased Premises.

24. Landlord may waive any one or more of these Rules & Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of these Rules & Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules & Regulations against any or all of the tenants of the Building.

Benson-Price Commercial, Inc.	36	LL /T

25. Landlord reserves the right to make any such other reasonable Rules & Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein or in response to governmental regulation of any kind. Tenant agrees to abide by all such Rules & Regulations herein above stated and any additional Rules and Regulations which are adopted within five (5) days after receiving a copy of such additional Rules and Regulations.

26. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant’s officers, employees, agents, servants, clients, customers, patrons, invitees, licensees, visitors and guests.

Benson-Price Commercial, Inc.	37	LL /T